UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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SCHEDULE 14A INFORMATION

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DISCOVERY LABORATORIES, INC.
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This filing consists of a press release issued by Discovery Laboratories, Inc. (the “Company”), on December 7, 2010, which may be deemed to be solicitation material in respect of the proposals described in the Proxy Statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on November 15, 2010.

Leading Proxy Advisory Firms Recommend that Discovery Labs’ Stockholders Vote “FOR” Important Proposals at Annual Meeting of Stockholders

Warrington, PA – December 7, 2010 — Discovery Laboratories, Inc. (Nasdaq: DSCO), announced today that two independent proxy advisory firms, ISS Proxy Advisory Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), recommend that stockholders vote “FOR” management’s proposals (i) to provide the Board of Directors with the authority to effect a share consolidation, or reverse split, of the Company’s common stock at a ratio of 1-for-15 (Proposal 3) and, (ii) subject to the approval of Proposal 3, to authorize the Board of Directors to reduce the number of authorized shares of common stock available for issuance from 380 million to 50 million (Proposal 4), in each case on the terms described in Discovery Labs’ proxy statement.  ISS, a subsidiary of MSCI Inc., and Glass Lewis are leading providers of proxy research and governance services to institutional investors.  Their services include objective analyses of proxy proposals and individual voting recommendations, which are relied upon and adopted by many major financial institutions, including advisory firms, investment funds and mutual funds, throughout the world.

"We are pleased that ISS and Glass Lewis, well respected independent leaders in proxy advisory services, support these important proposals,” said Discovery Labs’ Chairman and Chief Executive Officer, W. Thomas Amick.  “Our Board of Directors and management team strongly support these proposals, which we believe best position our company to achieve its strategic objectives.”

Discovery Labs presented Proposal 3 to its stockholders to support potential continued listing of its common stock on The NASDAQ Capital Market® (Capital Market).  Discovery Labs believes that continued listing on the Capital Market would enhance its ability to potentially attract strategic partners and secure capital necessary to continue funding its operations, including activities to gain FDA approval in 2011 for Surfaxin® for the prevention of respiratory distress syndrome (RDS) in premature infants, and continued investment in its research and development programs, including Surfaxin LS™, a lyophilized (dry powdered) formulation, and Aerosurf®, the Company’s initial aerosolized KL4 surfactant.

If Proposals 3 and 4 are not approved by its stockholders, Discovery Labs believes that its common stock may be subject to delisting from the Capital Market, which would adversely impact the liquidity and marketability of its common stock and significantly limit its ability to finance operations and attract strategic partners.  Discovery Labs believes that Proposals 3 and 4, which taken together  achieve an appropriate increase in the number of shares of common stock, are critical to its plans to potentially fund future operations and enter into strategic alliances and collaborative arrangements that may include the issuance of common stock.

Discovery Labs’ stockholders are encouraged to read the definitive proxy statement which includes a comprehensive discussion of the reverse split and authorized shares proposals.  Discovery Labs’ Board of Directors unanimously recommends that Discovery Labs’ stockholders vote “FOR” all proposals at the upcoming Annual Meeting.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE.

The 2010 Annual Meeting of stockholders of Discovery Labs will be held at The Inn at Lambertville Station, 11 Bridge Street, Lambertville, NJ 08530 on December 21, 2010, at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments thereof. Only holders of record of Discovery Labs’ common stock at the close of business on October 25, 2010 are entitled to notice to vote at the special meeting.  Stockholders are urged to carefully read the proxy materials that were mailed in connection with the Annual Meeting.

Stockholders who have questions about the proposals or who need assistance voting their shares should contact Discovery Labs’ proxy solicitor, Morrow & Co., LLC, toll-free, at (800) 483-1314.

Disclosure Notice:
The discussion in this press release of the Company’s Proposal 3 to authorize a reverse split and Proposal 4 to reduce the number of authorized shares is modified in its entirety by the description of Proposal 3 and Proposal 4 contained in the Company’s proxy statement, which was filed with the SEC on November 15, 2010, and can be viewed, together with other materials related to the Annual Meeting of Stockholders, at www.ezodproxy.com/discoverylabs/2010.  The reader is encouraged to read the entire description of Proposal 3 and Proposal 4 in the proxy statement, including the sections titled “Certain Risks Associated with a Reverse Split” and “Effects of a Reverse Split.”

About Discovery Labs
Discovery Laboratories, Inc. is a biotechnology company developing surfactant therapies for respiratory diseases.  Surfactants are produced naturally in the lungs and are essential for breathing.  Discovery Labs’ novel proprietary KL4 surfactant technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, aerosol or lyophilized formulations. In addition, Discovery Labs’ proprietary capillary aerosolization technology produces a dense aerosol, with a defined particle size that is capable of potentially delivering aerosolized KL4 surfactant to the lung without the complications currently associated with liquid surfactant administration.  Discovery Labs believes that its proprietary technology platform makes it possible, for the first time, to develop a significant pipeline of surfactant products to address a variety of respiratory diseases for which there frequently are few or no approved therapies. For more information, please visit our website at www.Discoverylabs.com.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, including with respect to the potential continued listing of the Company’s common stock on the Nasdaq Capital Market, the potential approval in the United States of Surfaxin for the prevention of RDS in premature infants and the potential advancement of the Company’s other KL4 surfactant programs, the impact of stockholder voting on Proposal 3 and Proposal 4 at the upcoming Annual Meeting of Stockholders, and the ability of the Company to fund its activities, through registered financings or otherwise, are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission including the Company’s proxy statement on Schedule 14A and the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:
Investor relations:
John G. Cooper, President and Chief Financial Officer
215-488-9490